EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Pericom Semiconductor Corporation:

We consent to the incorporation by reference in Registration Statement No. 333-30412 on Form S-3, and Nos. 333-39055, 333-43934, 333-51229 and 333-58522 on Form S-8 of Pericom Semiconductor Corporation of our reports dated September 7, 2004 appearing in and incorporated by reference in this Annual Report on Form 10-K/A (Amendment No. 1) of Pericom Semiconductor Corporation for the year ended June 26, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 29, 2004